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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 2, 2008

                              ONCOLOGIX TECH, INC.
            ---------------------------------------------------------
           (Name of Small Business Issuer as Specified in Its Charter)

            Nevada                   0-15482                     86-1006416
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(State or other jurisdiction of  (Commission File            (I.R.S. Employer
 incorporation or organization)       Number)                Identification No.)

                                  P.O. Box 8832
                           Grand Rapids, MI 49518-8832
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                    (Address of principal executive offices)

                                 (616) 977-9933
                            -------------------------
                           (Issuer's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01     Other Events.

         On June 2, 2008, the Company completed a program to extend the due dates of its outstanding promissory notes due on or before that date. The aggregate amount of principal and accrued interest as of the due dates under those notes was $2,134,533.49. The holders of all of the notes entered into agreements whereunder the dates on which payment is due is extended until December 4, 2008, the price at which amounts due under the notes may be converted to shares of common stock was reduced to $0.15 per share; provided that any conversion effected on or before June 15, 2008 will be at a price of $0.05 per share.

         The notes subject to those agreements included: a series of 8% convertible promissory notes in the aggregate principal amount of $700,000 originally due on May 8, 2008; a certain convertible promissory note held by a private investor in the principal amount of $350,000, formerly due on April 30, 2008; a convertible promissory note in the principal amount of $50,000 formerly due on April 30, 2008, held by Mr. Stanley L. Schloz, a former director; convertible and non-convertible promissory notes in the aggregate principal amount of $855,450 formerly due on April 30, 2008, held by Anthony Silverman, a former director who may be considered to be an affiliate of the Company.

         Two holders who entered into the agreements, converted the $54,126.07 in principal and interest due under their notes to 1,082,522 shares of common stock at $0.05 per share. In addition, Mr. Silverman has converted total of $237,972.59 in principal and interest under the notes held by him to 4,759,452 shares of common stock at $0.05 per share. As a result, the total number of shares of common stock held by Mr. Silverman is 9,375,852.

         As of the date of this Report, there is an outstanding note in the principal amount of $50,000 will, unless extended, become due June 30, 2008. The aggregate principal amount of all notes due to be paid on December 4, 2008 is $2,975,450. Any or all of the notes subject to the agreements may be accelerated if the holder of any promissory note issued by the Company should commence judicial collection proceedings.

         There is at present no known source of funds for payment of any of those notes except for the proceeds, if any, of a proposed asset sale previously reported. It is not anticipated that any such proceeds will become available for at least two years. Accordingly, the continued existence of the Company may depend on further extensions of due dates and/or conversion of the principal of and interest accrued under the notes to common stock.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: June 6, 2008                         ONCOLOGIX TECH, INC.


                                            By:  /s/  Judy Lindstrom
                                               --------------------------------
                                                      Judy Lindstrom, President

                                            By:  /s/  Michael A. Kramarz
                                               --------------------------------
                                                      Michael A. Kramarz,
                                                      Chief Financial Officer